                                                           EXHIBIT 1




                              CERTIFICATION


     I, John P. Ginnetti, Secretary of Hartford Life Insurance Company, hereby certify that the attached is a true copy of a resolution adopted by the Board of Directors of said Company on June 2, 1986.


                                              /s/  John P. Ginnetti
                                             -----------------------



June 13, 1986



112M

                                                             EXHIBIT 1


                          HARTFORD LIFE INSURANCE COMPANY

                                     CONSENT

     The undersigned, being all of the Directors of Hartford Life Insurance Company, hereby consent to the following resolution, such action to have the same force and effect as if taken at a meeting duly called and held for such purpose:

     RESOLVED, That Hartford Life Insurance Company is hereby authorized to establish a new separate account to be designated "Separate Account Two" (the "Account") and to issue variable annuity contracts with reserves for such contracts being segregated in such Account.

     FURTHER RESOLVED, That the officers of Hartford Life Insurance Company are hereby authorized and directed to take all actions necessary to:

     (1) Comply with applicable state and federal laws and regulations applicable to the establishment and operation of the Account;

     (2) Establish, from time to time, the terms and conditions pursuant to which interests in the Account will be sold to contract owners;

     (3) Establish all procedures, standards and arrangements necessary or appropriate for the operation of the Account including, but not limited to, the establishment of the investment policies of the Account; and

     (4) Transfer funds to the Account, up to a maximum of $100,000 to provide for its effecient operation, all on such terms and for such periods as said officers deem to be necessary or appropriate.


     /s/  EDWARD N. BENNETT                       /s/  R. FRED RICHARDSON
-------------------------------------      ------------------------------------
        Edward N. Bennett                            R. Fred Richardson


     /s/  JOEL P. BRIGHTMAN                       /s/  LOWNDES A. SMITH
-------------------------------------      ------------------------------------
        Joel P. Brightman                              Lowndes A. Smith


     /s/  LARRY K. LANCE                         /s/  DONALD R. SANDERGELD
-------------------------------------      ------------------------------------
         Larry K. Lance                              Donald R. Sandergeld


                             /s/  DEROY C. THOMAS
                        ------------------------------
                               DeRoy C. Thomas



Dated:  June 2, 1986



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